SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

The Registrant has called a special meeting of its shareholders to be held at 3:30 p.m. on October 11, 2007, at its headquarters in Selma, Alabama to consider and vote upon a proposal to approve the Agreement and Plan of Merger with BancTrust Financial Group, Inc. (“BancTrust”). The Registrant has made arrangements with Morrow & Co., Inc. to assist in soliciting proxies and has agreed to pay Morrow & Co., Inc. $7,500 for these services.

Completion of the proposed merger remains subject to various contingencies, including BancTrust closing on financing and the affirmative vote of at least two-thirds of the shareholders of each of BancTrust and the Registrant. Assuming shareholder approval, completion of financing and the satisfaction of other contingencies, BancTrust and the Registrant expect to complete their merger in mid-October 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2007	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Don J. Giardina
Name: Don J. Giardina Title: President and Chief Executive Officer